UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2023

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

(313) 667-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

ASR Agreements

On November 29, 2023, General Motors Company (the “Company” or “GM”) entered into a master confirmation (each a “Master Confirmation”) and supplemental confirmation (together with the related Master Confirmation, collectively, the “ASR Agreements”), with each of Bank of America, N.A. (“Bank of America”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Barclays Bank PLC (“Barclays”), and Citibank, N.A. (“Citibank” and, collectively with Bank of America, Goldman Sachs, and Barclays, the “Counterparties”). Under the ASR Agreements, the Company will repurchase an aggregate of $10.0 billion of the Company’s common stock (such transaction, the “ASR”) as part of a share repurchase program approved by the Company’s Board of Directors (the “Board”) on November 27, 2023. Pursuant to the ASR Agreements, the Company will advance an aggregate amount of $10.0 billion to the Counterparties on December 1, 2023, and will immediately receive and retire an initial delivery of shares of the Company’s common stock with a value of $6.8 billion. The final number of shares to ultimately be repurchased under the ASR Agreements will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. Upon final settlement of the ASR, under certain circumstances, each of the Counterparties may be required to deliver additional shares of common stock, or the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to the Counterparties. The final settlement of the transactions contemplated under the ASR Agreements is scheduled to occur no later than the fourth quarter of 2024, which, in each case, may be accelerated at the option of the applicable Counterparty under certain limited circumstances or may be extended depending on market conditions.

Each of the ASR Agreements contains customary terms for these types of transactions, including, among others, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity, and various acknowledgments, representations, and warranties made by the Company and the Counterparties, as applicable, to one another.

A form of the ASR Agreements is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the ASR Agreements is a summary and is qualified in its entirety by reference to the form of the ASR Agreements.

Delayed Draw Term Loan Credit Agreement

On November 29, 2023, the Company entered into a 364-Day Delayed Draw Term Loan Credit Agreement (the “Credit Agreement”) with Bank of America, as administrative agent, and the other lenders named therein.

The Credit Agreement is unsecured and permits the Company to borrow up to four term loans during an availability period that lasts until June 28, 2024. Amounts repaid under the Credit Agreement may not be reborrowed and the aggregate amount of all loans outstanding may not exceed $3 billion. The final maturity date for any loans outstanding under the Credit Agreement is November 27, 2024.

Interest rates on obligations under the Credit Agreement are based on prevailing annual interest rates for Term SOFR loans, Daily Simple SOFR loans or an alternative base rate, each subject to an applicable margin. The applicable margin will be based upon the credit ratings of the senior, unsecured long-term indebtedness of GM.

The Credit Agreement contains representations, warranties, and covenants that are typical for these types of facilities. These covenants include mandatory prepayments (and during the availability period, commitment reductions) for certain sales of assets or certain debt or equity issuances, restrictions on mergers or sales of assets, limitations on the incurrence of indebtedness, and requirements for subsidiaries to guarantee the obligations, in each case subject to conditions, exceptions, and limitations. The Credit Agreement also requires that GM maintain at least $4.0 billion in global liquidity and at least $2.0 billion in U.S. liquidity.

Each of the lenders under the Credit Agreement, or certain of their affiliates, are Counterparties under the ASR and have various relationships with GM and its subsidiaries involving the provision of financial services, including cash management, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements.

A copy of the Credit Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to the Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement

On November 24, 2023, the Company terminated its $6.0 billion 364-Day Revolving Credit Agreement, dated as of October 3, 2023, with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein (the “October Facility”).

A description of the terms of the October Facility is set forth under Item 2.03 of the Company’s Form 8-K filed October 4, 2023, and is incorporated by reference into this Item 1.02. Under its terms, the October Facility was due to expire on October 1, 2024. The Company did not have any borrowings outstanding under the October Facility, and the Company did not incur any early termination penalties in connection with the termination of the Facility. Some of the lenders under the October Facility, and their affiliates, are lenders under the Credit Agreement and Counterparties under the ASR, and have various other relationships with the Company and its subsidiaries involving the provision of financial services, including lending, cash management, investment banking, trust services, and foreign exchange and other derivative arrangements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 29, 2023, the Company entered into the Credit Agreement as described under Item 1.01 above. The description of the Credit Agreement under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure

On November 29, 2023, the Company reinstated its full-year 2023 guidance. The reinstated guidance includes an estimated $1.1 billion EBIT-adjusted impact from the United Auto Workers’ strike. The reinstated guidance is as follows:

•	Net income attributable to stockholders of $9.1 billion to $9.7 billion, compared to the previous outlook of $9.3 billion to $10.7 billion;

•	EBIT-adjusted of $11.7 billion to $12.7 billion, compared to the previous outlook of $12.0 billion to $14.0 billion;

•	EPS-diluted in the $6.52 to $7.02 range, including the estimated impact of the ASR, compared to the previous outlook of $6.54 to $7.54;

•	EPS-diluted-adjusted in the $7.20 to $7.70 range, including the estimated impact of the ASR, compared to the previous outlook of $7.15 to $8.15;

•	Net automotive cash provided by operating activities of $19.5 billion to $21.0 billion, compared to the previous outlook of $17.4 billion to $20.4 billion;

•	Adjusted automotive free cash flow of $10.5 billion to $11.5 billion, compared to the previous outlook of $7.0 billion to $9.0 billion.

The Company now anticipates full-year 2023 capital spending (inclusive of investments in its battery joint ventures) to be $11.0 billion to $11.5 billion, which is at the low end of its prior guidance range of $11.0 billion to $12.0 billion, driven by the previously announced retiming of certain product programs and more capital-efficient investment. The Company also announced that it expects to increase its quarterly common stock dividend by $0.03 per share, beginning in the first quarter of 2024.

See below for reconciliations of non-GAAP measures to their most directly comparable GAAP measures.

A copy of the press release relating to these matters is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 of Current Report on Form 8-K shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On November 27, 2023, the Board authorized an increase under the company’s share repurchase program to an aggregate of $11.4 billion, up from the $5.0 billion previously authorized, of which $1.4 billion of capacity was remaining under the program. Following the completion of the transactions contemplated in the ASR Agreements, the Company expects to have $1.4 billion in share repurchase capacity for additional, opportunistic share repurchases.

Cautionary Note on Forward-Looking Statements:

This Current Report on Form 8-K and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words like “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of important factors, many of which are beyond our control. These factors, which may be revised or supplemented in subsequent reports we file with the SEC, include, among others, the following: (1) our ability to deliver new products, services, technologies and customer experiences; (2) our ability to timely fund and introduce new and improved vehicle models; (3) our ability to profitably deliver a broad portfolio of electric vehicles; (4) the success of our current line of internal combustion engine vehicles; (5) our highly competitive industry; (6) the unique technological, operational, regulatory and competitive risks related to the timing and commercialization of autonomous vehicles (“AVs”), including the various regulatory approvals and permits required for operating driverless AVs in multiple markets; (7) risks associated with climate change; (8) global automobile market sales volume; (9) inflationary pressures, persistently high prices, uncertain availability of raw materials and commodities, and instability in logistics and related costs; (10) our business in China, which is subject to unique operational, competitive, regulatory and economic risks; (11) the success of our ongoing strategic business relationships and of our joint ventures; (12) the international scale and footprint of our operations, which exposes us to a variety of unique political, economic, competitive and regulatory risks; (13) any significant disruption at any of our manufacturing facilities; (14) the ability of our suppliers to deliver parts, systems and components without disruption and at such times to allow us to meet production schedules; (15) pandemics, epidemics, disease outbreaks and other public health crises; (16) the possibility that competitors may independently develop products and services similar to ours, or that our intellectual property rights are not sufficient to prevent competitors from developing or selling those products or services; (17) our ability to manage risks related to security breaches and other disruptions to our information technology systems and networked products; (18) our ability to comply with increasingly complex, restrictive and punitive regulations relating to our enterprise data practices; (19) our ability to comply with extensive laws, regulations and policies applicable to our operations and products, including those relating to fuel economy, emissions and AVs; (20) costs and risks associated with litigation and government investigations; (21) the costs and effect on our reputation of product safety recalls and alleged defects in products and services; (22) any additional tax expense or exposure or failure to fully realize available tax incentives; (23) our continued ability to develop captive financing capability through GM Financial; and (24) any significant increase in our pension funding requirements. A further list and description of these risks, uncertainties and other factors can be found in our most recent Annual Report on Form 10-K and our subsequent filings with the SEC. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law.

Non-GAAP Reconciliations:

The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2023
Net income attributable to stockholders	$9.1-9.7
Income tax expense	1.4-1.8
Automotive interest income, net	(0.1)
Adjustments(a)	1.3

EBIT-adjusted	$11.7-12.7

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2023
Diluted earnings per common share	$6.52-7.02
Adjustments(a)	0.68

EPS-diluted-adjusted	$7.20-7.70

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2023
Net automotive cash provided by operating activities	$19.5-21.0
Less: Capital expenditures	10.3-10.8
Adjustments(a)	1.3

Adjusted automotive free cash flow	$10.5-11.5

(a)

Adjustments as of September 30, 2023. Includes adjustments related to our Buick dealer strategy, voluntary separation program, and GM Korea wage litigation. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, for full details. We do not consider the potential future impact of adjustments on our expected financial results.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.1	Form of ASR Agreements

10.2†	364-Day Delayed Draw Term Loan Credit Agreement, dated November 29, 2023, among General Motors Company, the several lenders from time to time parties thereto, and Bank of America, N.A., as administrative agent

99.1	Press Release issued by General Motors Company, dated November 29, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

	By:	/s/ John S. Kim
Date: November 29, 2023		John S. Kim Assistant Corporate Secretary